Exhibit 10.18
                                                                       EXECUTION








                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                            QUAD SYSTEMS CORPORATION
                                   as Borrower


                             Dated: January 7, 2000


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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SECTION 1.  DEFINITIONS................................................... 1

SECTION 2.  CREDIT FACILITIES............................................ 22
      2.1   Revolving Loans.............................................. 22
      2.2   Letter of Credit Accommodations.............................. 22

SECTION 3.  INTEREST AND FEES............................................ 25
      3.1   Interest..................................................... 25
      3.2   Closing Fee.................................................. 27
      3.3   Servicing Fee................................................ 27
      3.4   Unused Line Fee.............................................. 27
      3.5   Changes in Laws and Increased Costs of Loans................. 27

SECTION 4.  CONDITIONS PRECEDENT......................................... 28
      4.1   Conditions Precedent to Initial Loans and Letter of Credit
            Accommodations............................................... 28
      4.2   Conditions Precedent to All Loans and Letter of Credit
            Accommodations............................................... 30

SECTION 5.  GRANT OF SECURITY INTEREST................................... 31

SECTION 6.  COLLECTION AND ADMINISTRATION................................ 32
      6.1   Borrower's Loan Account...................................... 32
      6.2   Statements................................................... 32
      6.3   Collection of Accounts....................................... 32
      6.4   Payments..................................................... 33
      6.5   Taxes........................................................ 34
      6.6   Authorization to Make Loans.................................. 35
      6.7   Use of Proceeds.............................................. 36

SECTION 7.  COLLATERAL REPORTING AND COVENANTS........................... 36
      7.1   Collateral Reporting......................................... 36
      7.2   Accounts Covenants........................................... 37
      7.3   Inventory Covenants.......................................... 39
      7.4   Equipment and Real Property Covenants........................ 40
      7.5   Power of Attorney............................................ 41
      7.6   Right to Cure................................................ 41
      7.7   Access to Premises........................................... 42


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SECTION 8.  REPRESENTATIONS AND WARRANTIES............................... 42
      8.1   Corporate Existence, Power and Authority; Subsidiaries....... 42
      8.2   Financial Statements; No Material Adverse Change............. 43
      8.3   Chief Executive Office; Collateral Locations................. 43
      8.4   Priority of Liens; Title to Properties....................... 43
      8.5   Tax Returns.................................................. 43
      8.6   Litigation................................................... 43
      8.7   Compliance with Other Agreements and Applicable Laws......... 44
      8.8   Environmental Compliance..................................... 44
      8.9   Employee Benefits............................................ 45
      8.10  Bank Accounts................................................ 45
      8.11  Intellectual Property........................................ 45
      8.12  Capitalization............................................... 46
      8.13  Labor Disputes............................................... 46
      8.14  Corporate Name; Prior Transactions........................... 47
      8.15  Restrictions on Subsidiaries................................. 47
      8.16  Material Contracts........................................... 47
      8.18  Accuracy and Completeness of Information..................... 47
      8.19  Survival of Warranties; Cumulative........................... 47

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS........................... 48
      9.1   Maintenance of Existence..................................... 48
      9.2   New Collateral Locations..................................... 48
      9.3   Compliance with Laws, Regulations, Etc....................... 48
      9.4   Payment of Taxes and Claims.................................. 50
      9.5   Insurance.................................................... 50
      9.6   Financial Statements and Other Information................... 51
      9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc...... 52
      9.8   Encumbrances................................................. 54
      9.9   Indebtedness................................................. 56
      9.10  Loans, Investments, Guarantees, Etc.......................... 57
      9.11  Dividends and Redemptions.................................... 60
      9.12  Transactions with Affiliates................................. 60
      9.13  Additional Bank Accounts..................................... 61
      9.14  Compliance with ERISA.  ..................................... 61
      9.15  End of Fiscal Years: Fiscal Quarters......................... 62
      9.16  Change in Business........................................... 62
      9.17  Limitation of Restrictions Affecting Subsidiaries............ 62
      9.18  Adjusted Tangible Net Worth.................................. 62
      9.19  Year 2000 Compliance......................................... 63
      9.20  Costs and Expenses........................................... 63
      9.21  Further Assurances........................................... 64

SECTION 10. EVENTS OF DEFAULT AND REMEDIES............................... 64
      10.1  Events of Default............................................ 64
      10.2  Remedies..................................................... 66
      10.3  Confession of Judgement...................................... 68

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
      AND CONSENTS; GOVERNING LAW........................................ 69
      11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial
            Waiver....................................................... 69
      11.2  Waiver of Notices............................................ 70
      11.3  Amendments and Waivers....................................... 70
      11.4  Waiver of Counterclaims...................................... 70
      11.5  Indemnification.............................................. 70
      11.6  Currency Indemnity........................................... 71

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS............................. 71
      12.1  Term......................................................... 71
      12.2  Interpretative Provisions.................................... 73
      12.3  Notices...................................................... 74
      12.4  Partial Invalidity........................................... 74
      12.5  Successors................................................... 75
      12.6  Entire Agreement............................................. 75


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                                    INDEX TO

                             EXHIBITS AND SCHEDULES


     Exhibit A              Information Certificate

     Exhibit B              Form of Preferential Creditor Report

     Exhibit C              Compliance Certificate

     Exhibit 1.16           Recourse Agreement

     Exhibit 7.1(a)(ii)     Letter from counsel Samsung to counsel to Borrower

     Schedule 1.58          Permitted Holders

     Schedule 8.4           Existing Liens

     Schedule 8.6           Litigation

     Schedule 8.8           Environmental Matters

     Schedule 8.10          Bank Accounts

     Schedule 8.11          Intellectual Property

     Schedule 8.16          Material Contracts

     Schedule 8.17          Existing Terms of Creditors with Retention of
                            Title

     Schedule 9.9           Existing Indebtedness

     Schedule 9.10(f)       Existing Loans, Advances and Guarantees



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                           LOAN AND SECURITY AGREEMENT


      This Loan and Security Agreement dated January 7, 2000 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Quad Systems Corporation, a Delaware corporation ("Borrower").


                              W I T N E S S E T H:


      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.    DEFINITIONS

      For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of Borrower or Quad Europe to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.


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      1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, net leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

      1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock of such specified person; or (c) of which five (5%) percent or more of the Voting Stock is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

      1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Borrowing Base" shall mean, at any time, the amount equal to:

          (a) seventy-five (75%) percent multiplied by the US Dollar Equivalent of the Net Amount of Eligible Accounts, PLUS

          (b) the lesser of:

              (i)  the sum of:

                  (A) fifty (50%) percent multiplied by the US Dollar Equivalent of the Value of Eligible Inventory consisting of finished goods, and

                  (B) the lesser of: (1) thirty-five (35%) percent multiplied by the US Dollar Equivalent of the Value of Eligible Inventory consisting of work-in-process finished goods, Development and Quad Lease Inventory (as such categories of Inventory are characterized in the ETV Appraisal) and (2) $1,500,000,


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              (ii)  eighty-five (85%) percent of the OLV
              Percentage multiplied by the US Dollar Equivalent of the Value of Eligible Inventory, or

              (iii)  US$6,000,000, LESS

          (c) any Reserves.

For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory set forth in clause (b)(ii) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

      1.7 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of North Carolina, or the Commonwealth of Pennsylvania and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.8 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

      1.9 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).


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      1.10 "Cash Equivalents" shall mean, at any time, (a) any evidence of
Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US$250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than US$250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) overnight sweep account investment vehicles offered by First Union National Bank or Royal Bank of Scotland; and (g) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.


      1.11 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower or any Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or Guarantor or the adoption of a plan by the stockholders of Borrower or any Guarantor relating to the dissolution or liquidation of Borrower or any Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or any Guarantor; (d) during any period of two (2) consecutive years, which period shall begin from the date of Borrower's 2000 Annual Meeting, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; (e) the failure of the Permitted Holders to own more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of Borrower; or (f) failure of Borrower to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any Guarantor.

      1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

     1.13 "Collateral" shall have the meaning set forth in Section 5 hereof.


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     1.14 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, from a lessor of premises to Borrower or Quad Europe, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person, for such period of time as Lender determines is necessary or desirable, so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

     1.15 "Copelco" shall mean Copelco Capital, Inc., and it successors and assigns.

     1.16 "Copelco Recourse Agreements" shall mean all Recourse Agreements, by and between Borrower, and Copelco, in the form annexed hereto as Exhibit 1.16, entered into after the date hereof together with the Recourse Agreements, by and between Copelco and Borrower, dated October 8, 1998, January 21, 1999, August 24, 1998, and December 21, 1998 and all equipment schedules and other agreements related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.17 "Copelco Repurchase Obligations" shall mean, as of any date of determination by Lender, the aggregate amount of all of Borrower's obligations and liabilities to Copelco, contingent or otherwise, under the Copelco Recourse Agreements then outstanding, including, without limitation, Borrower's liability, whether contingent or fixed, as of the date of any determination, to pay "Repurchase Amounts" (as such quoted term is defined in the Copelco Recourse Agreements).

     1.18 "Debenture" shall mean the guarantee and debenture, dated on or about the date hereof, by Quad Europe in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.19 "Dilution" shall mean, for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of Borrower and Quad Europe for such period and the denominator of which is the aggregate dollar amount of the sales of Borrower and Quad Europe for such period.

     1.20 "Dilution Reserve" shall mean a Reserve in amounts established by Lender to reflect that Dilution with respect to any category of Eligible Accounts as calculated by Lender for any period is greater than fifteen (15%) percent.

      1.21 "Eligible Accounts" shall mean Accounts created by Borrower or Quad Europe which are and continue to be acceptable to Lender in good faith based on the criteria set forth below. Accounts shall be Eligible Accounts if:


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          (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by Borrower or Quad Europe or rendition of services by Borrower or Quad Europe in the ordinary course of their respective businesses which transactions are completed in accordance with the terms and provisions contained in any documents related thereto in all material respects;

          (b) as to Accounts of Borrower, such Accounts are not unpaid more than the earlier of (i) sixty (60) days after the original due date for them, or (ii) ninety (90) days after the date of the original invoice for them;

          (c) as to Accounts of Quad Europe, such Accounts are not unpaid more than the earlier of (i) ninety (90) days after the original due date for them, or (ii) one hundred twenty (120) days after the date of the original invoice for them;

          (d) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

          (e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (f) with respect to Accounts of Borrower, the chief executive office and principal place of business of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, THAT, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests or other interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. Dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender;



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          (g) with respect to Accounts of Quad Europe, the chief executive office and principal place of business of the account debtor with respect to such Accounts is located in the United Kingdom, or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United Kingdom, then if either: (i) the account debtor has delivered to Quad Europe an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Lender and payable only in the United Kingdom in either Sterling, Eurodollars, US Dollars or any other currency acceptable to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender;

          (h) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's or Quad Europe's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice, PROVIDED, THAT, Eligible Accounts shall include the portion of such Accounts not subject to reduction or withholding, as reasonably determined by Lender.

          (i) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower or Quad Europe to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (j) there are no facts, events or occurrences which would (i) impair the validity, enforceability or collectability of such Accounts or (ii) reduce the amount payable or delay payment thereunder, PROVIDED, THAT, Eligible Accounts shall include the portion of such Accounts not subject to reduction, as reasonably determined by Lender;

          (k) such Accounts are subject to the first priority, valid and perfected security interest of Lender (and as to Accounts of Quad Europe, are subject to the first ranking fixed and floating charge in favor of Lender pursuant to the Debenture) and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (l) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower or Quad Europe;

          (m) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;


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          (n) Borrower has received no notice of and has no actual or constructive knowledge of any proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (o) as to such Accounts of Borrower, the Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (p) as to Accounts of Quad Europe, the Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (q) as to Accounts of Borrower, such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) sixty (60) days after the original due date for them, or (ii) ninety (90) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (r) as to Accounts of Quad Europe, such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) ninety (90) days after the original due date for them, or (ii) one hundred twenty (120) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (s) the account debtor is not located in a state or country requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such state or country of payment of such Account, unless Borrower has qualified to do business in such state or country or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

          (t) such Accounts are owed by account debtors whose total indebtedness to Borrower or Quad Europe, as the case may be, does not exceed the credit limit with respect to such account debtors as determined by Borrower or Quad Europe, as the case may be, from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

          (u) such Accounts do not arise from pre-billed service contracts;
and


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          (v) such Accounts are owed by account debtors deemed creditworthy at all times by Borrower or Quad Europe, as the case may be, consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no actual notice thereof from Borrower or Quad Europe, as the case may be, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts of Borrower or Quad Europe which are not Eligible Accounts shall nevertheless be part of the Collateral. Notwithstanding anything to the contrary contained herein, the Accounts of Quad Europe shall not be considered Eligible Accounts and shall not be included in calculating the Borrowing Base, and then such Accounts of Quad Europe shall only be deemed Eligible Accounts to the extent the criteria for Eligible Accounts set forth herein is satisfied with respect thereto unless Lender shall have received, in form and substance satisfactory to Lender, an opinion letter from United Kingdom counsel to Quad Europe, Quad Systems Holdings Limited and Quad Systems Limited with respect to the Financing Agreements executed by Quad Europe, Quad Systems Holdings Limited and Quad Systems Limited and such other matters as Lender may request.

      1.22 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower or Quad Europe and "Work-in-Process Finished Goods", "Development" and "Quad Lease" Inventory of Borrower as such categories of Inventory are identified in the ETV Appraisal, all of which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) spare parts for equipment; (b) packaging and shipping materials; (c) raw materials for such finished goods, including, without limitation, Inventory characterized as "Raw Components" in the ETV Appraisal, (d) supplies used or consumed in Borrower's or Quad Europe's business; (e) Inventory at premises other than those owned and controlled by Borrower or Quad Europe, EXCEPT any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by Borrower, or at locations in the United Kingdom which are not owned by Quad Europe, in each case may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower or Quad Europe, if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, and (ii) as to locations owned and operated by a third person, if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator and, in addition, if Lender shall have received: (A) UCC-1 financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and
(B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (f) Inventory subject to a security interest, lien, mortgage, pledge, charge or other encumbrance in favor of any person other than Lender except those permitted in this Agreement;
(g) bill and hold goods; (h) Inventory which is not subject to the first priority, valid and perfected security interest and lien of Lender (and as to Inventory of Quad Europe located in the United Kingdom, the first ranking fixed and floating charge of Lender pursuant to the Debenture); (i) returned, damaged and/or defective Inventory;
(j) Inventory outside the Continental United States other than Inventory consisting of finished goods of Quad Europe in High Wycombe and Berkshire, England; (k) samples; (l) Inventory purchased on consignment; (m) Inventory subject to retention of title or Romalpa provisions in favor of any person; and
(n) unserviceable, obsolete or slow moving Inventory (for purposes of this definition, "slow moving shall mean any Inventory not sold by Borrower or Quad Europe in six months immediately preceding any date of determination); (o) Inventory that is located at customer locations pursuant to lease or rental arrangements with Borrower or Quad Europe, as lessor, or to customer locations for beta-testing, equipment evaluations, or as temporary replacement machines; and (p) Inventory that is located at trade shows and other exhibitions. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no actual notice thereof which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory of Borrower which is not Eligible Inventory shall nevertheless be part of the Collateral. Notwithstanding anything to the contrary contained herein, the Inventory of Quad Europe shall not be considered Eligible Inventory and shall not be included in calculating the Borrowing Base, and then such Inventory of Quad Europe shall only be deemed Eligible Inventory to the extent the criteria for Eligible Inventory is satisfied with respect thereto, unless Lender shall have received, in form and substance satisfactory to Lender, an opinion letter from United Kingdom counsel to Quad Europe, Quad Systems Holdings Limited and Quad Systems Limited with respect to the Financing Agreements executed by Quad Europe, Quad Systems Holdings Limited and Quad Systems Limited and such other matters as Lender may request.


      1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations or agreements between Borrower or any Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.24 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.25 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

      1.26 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.27 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which prohibition or exemption is not provided by Section 407 or 408 of ERISA or by Section 4975 of the Code and has not been provided by the Department of Labor, whether on a class or individual basis or with respect to which Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower.

      1.28 "ETV Appraisal" shall mean the Appraisal dated November 15, 1999 prepared by Emerald Technology Valuations, LLC of Specified Inventory of Quad Systems Corporation prepared for Quad Systems Corporation as supplemented by letter dated November 22, 1999 re: Opinion of the specified United Kingdom Feeder Inventory of Quad Systems Corporation.

      1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York, New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower for such Interest Period in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

      1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.32 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and
(ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than ninety (90) days from the original invoice date for them as of such time, (but which are, in any event, no more than sixty (60) days past due from the original due date for them), plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than ninety
(90) days past due from the original invoice date for them as of such time (but which are, in any event, no more than sixty (60) days past due from the original due date for them), but not yet sent and the book overdraft of Borrower.

      1.33 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

      1.34 "Exchange Rate" shall mean the prevailing spot rate of exchange of such bank as Lender may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York, New York time, on the date on which any such conversion of currency is to be made under this Agreement.

      1.35 "Financing Agreements" shall mean, collectively, this Agreement, and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection therewith.

      1.36 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

      1.37 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.38 "Guarantors" shall mean, collectively, the following, together with their respective successors and assigns: (a) HiTech Finance Company, a Delaware corporation, (b) Quad Foreign Sales Corporation, a corporation organized under the laws of Barbados, (c) Quad Systems de Mexico S.A. de C.V., a Mexican corporation, (d) Trimark Investment Corporation., a Delaware corporation, (e) Quad Leasing Corp., a Delaware corporation, (f) Quad Systems Holdings Limited, an English company, (g) Quad Systems Limited, an English company, and (h) Quad Europe Limited, an English company.

      1.39 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

      1.40 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent (as calculated in accordance with GAAP), (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety
(90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, whether or not contingent (as calculated in accordance with GAAP), of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person;

(f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) to the extent not included in clauses (a) through (g) of this definition, the Copelco Repurchase Obligations.


      1.41 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.42 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

      1.43 "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, by and between First Union National Bank and Lender, as acknowledged and agreed to by Borrower and Guarantors, providing for, among other things, the relative rights and priorities with respect to the assets and properties of Borrower as between Lender and First Union National Bank.

      1.44 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.45    "Interest Rate" shall mean:

          (a) subject to clauses (b) and (c) below, as to Prime Rate Loans, a rate of one-quarter (1/4%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower); PROVIDED, THAT;

          (b) the Interest Rate applicable to Eurodollar Rate Loans and Prime Rate Loans shall be reduced, one time only, by one-quarter of one (1/4%) percent, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender: (i) the Pre-Tax Income of Borrower and its Subsidiaries calculated on a consolidated basis, for the fiscal year ending on September 30, 2000 as set forth in the audited consolidated financial statements of Borrower and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof, shall equal or exceed $1.00 and (ii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, and be continuing; PROVIDED, THAT, in the event that the Interest Rate is reduced as provided in this clause (b), if in any subsequent fiscal year thereafter the condition set forth in clause (b)(i) is not satisfied, effective as of the first day of the month after the receipt by Lender of the audited consolidated financial statements of Borrower and its Subsidiaries for such fiscal year, the Interest Rate shall increase to the rate set forth in clause
(a) above; and

          (c) notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and one-quarter (2 1/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(i) either (A) for the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against a Borrower) or (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (ii) on the Loans to any Borrower at any time outstanding in excess of the amounts available to such Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.46 "Inventory" shall mean all of Borrower's or Quad Europe's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.47 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer.

      1.48    "Loans" shall mean the Revolving Loans.

      1.49 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of US$750,000 in any fiscal year, and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder, including without limitation, the contracts specified on Schedule 8.16.

      1.50    "Maximum Credit" shall mean the amount of US$12,000,000.

      1.51 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

      1.52 "Net Amount of Eligible Accounts" shall mean the US Dollar Equivalent of the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      1.53 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Lender and/or its Affiliates (other than for Indebtedness owing to First Union National Bank pursuant to the Term Loan Agreements), including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.54 "Obligor" shall mean any Guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.55 "OLV Percentage" shall mean the fraction, expressed as a percentage,
(a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a liquidation basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

      1.56 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

      1.57 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.58 "Permitted Holders" shall mean the persons listed on Schedule 1.58 hereto and their respective successors and assigns and including as to any Permitted Holder which is as an individual, the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such individual or a trust or custodianship, to the extent that the beneficiaries include such individual or his or her spouse and former spouse and ancestors or lineal descendants (by blood or adoption).

      1.59 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.60 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

      1.61 "Pre-Tax Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, PROVIDED, THAT, the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Borrower or a wholly-owned Subsidiary of such person; the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Borrower or to any other wholly-owned Subsidiary of Borrower is not at the time permitted by operation of the terms of its charter or any agreement (other than under this Agreement), instrument, judgment, decree, order, statute, rule or government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss), together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

      1.62 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.63 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.64 "Priority Payables" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under Federal, Provincial, State, county, district, municipal, or local law or have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local, national or supranational law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes (including claims for debts due to Inland Revenue or Customs and Excise), wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender, in good faith, considers may be or may become subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations.

      1.65 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

      1.66 "Quad Europe" shall mean Quad Europe Limited, an English company, which is an indirect wholly owned subsidiary of Borrower and its successors and assigns.

      1.67 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets.

      1.68 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower or Quad Europe in respect of the sale or other disposition by Borrower or Quad Europe of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or Quad Europe or otherwise in favor of or delivered to Borrower or Quad Europe in connection with any Account; and (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or Quad Europe, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or Quad Europe or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower or Quad Europe(including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or Quad Europe in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower or Quad Europe from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower or Quad Europe is beneficiary).

      1.69 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.70 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

     1.71 "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

     1.72 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default; (e) to reflect the Dilution Reserve; (f) to reflect the Priority Payables; (g) to reflect Lender's good faith estimate of the amount of any reserve necessary to reflect changes in applicable currency exchange rates or currency exchange markets; (h) to reflect any rental payments, service charges or other amounts due to lessors of real or personal property (other than amounts due to lessors who have executed and delivered Collateral Access Agreements) to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral; (i) to reflect deposits of account debtors held by Borrower; or (j) to reflect the aggregate amount of Borrower's Copelco Repurchase Obligations with respect to the Copelco Recourse Agreements as set forth in the most recent report received by Lender in accordance with Section 7.1(a)(ii) hereof. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

      1.73 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.74 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     1.75 "Sterling" and "[Pound Sign]" shall each mean the lawful currency of the United Kingdom.

      1.76 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

      1.77 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by Lender's net income or capital by any jurisdiction (or any political subdivision thereof).

      1.78 "Term Loan Agreements" shall mean, collectively, the Term Loan Note, the agreements listed in Schedule A to the Intercreditor Agreement, and all agreements, documents and instruments at any time executed and/or delivered by Borrower, any of Obligors or any other person with, to or in favor of First Union National Bank in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.79 "Term Loan Collateral" shall have the meaning ascribed to such term in the Intercreditor Agreement dated the date hereof, by and between First Union National Bank and Lender with respect to the assets of Borrower and its Subsidiaries.

      1.80 "Term Loan Note" shall mean the Term Note in the original principal amount of $3,100,000, dated April 11, 1997 made by Borrower and certain of Guarantors, in favor of First Union National Bank (as successor in interest to CoreStates Bank, N.A.), as amended, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.81 "US Dollars", "US$" or "$" shall mean the lawful currency of the United States of America.

      1.82 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in Sterling or any other currency, the equivalent amount in US Dollars calculated by Lender at such time using the Exchange Rate in effect on the Business Day of determination.

      1.83 "Value" shall mean the US Dollar Equivalent, as reasonably determined by Lender in good faith, with respect to Inventory, equal to the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or Quad Europe or (ii) write-ups in value with respect to currency exchange rates.

      1.84 "VAT" shall mean Value Added Tax imposed in the United Kingdom and any equivalent tax applicable in any European jurisdiction.

      1.85 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES

      2.1 REVOLVING LOANS.

          (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of:
(i) the Borrowing Base or (ii) the Maximum Credit.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (C) the nature, quality or mix of the Inventory has deteriorated. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

         (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.


   2.2   LETTER OF CREDIT ACCOMMODATIONS.

          (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower (or Quad Europe on behalf of Borrower), Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions reasonably acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

         (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined in good faith by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) Borrower shall give Lender three (3) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

          (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied as determined by Lender in good faith: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation, and (iii) the Revolving Loans then available to Borrower (subject to the Maximum Credit and any Reserves), on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 1.6(b)(i) multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

         (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed US$4,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

          (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodation and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, upon Lender's request, Borrower will instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at any time and from time to time upon Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.


          (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit

Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.


          (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.


SECTION 3.    INTEREST AND FEES

     3.1 INTEREST.

     (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

     (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such

Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than US$3,000,000 or an integral multiple of US$1,000,000 in excess thereof, (vi the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans), and
(vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.


     (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of US$120,000, which shall be fully earned and payable as of the date hereof.

     3.3 SERVICING FEE. Borrower shall pay to Lender monthly a servicing fee in an amount equal to US$2,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as Lender may continue to make any Loans or provide any Letter of Credit Accommodations (and including any payments by Lender or on its behalf for the collection and enforcement of the Obligations and for the protection, realization, preservation, maintenance or sale, disposition or other realization upon any of the Collateral and including all expenses, liabilities and advances incurred or made by Lender, in connection therewith), which fee shall be payable on the first day of each month in arrears.

     3.5 CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

     (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender in good faith to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender in good faith to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender in good faith to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

     (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4.    CONDITIONS PRECEDENT


      4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMCONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:


          (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, all documents as Lender may reasonably request to evidence and effectuate the termination by First Union National Bank to Borrower and Guarantors of its revolving credit financing arrangements with Borrower and Guarantors.

          (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral (other than the Term Loan Collateral) (and as to the assets and properties of Quad Europe, a first ranking fixed and floating charge as to all such assets and properties) and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

          (d) no material adverse change shall have occurred in the assets, business or prospects of Borrower and Obligors since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (e) Lender shall have received, in form and substance satisfactory to Lender, the Intercreditor Agreement;

          (f) Lender shall have received originals of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the Subsidiaries of Borrower incorporated under the laws of any State of the United States of America, the United Kingdom, Mexico and Barbados, in each case together with stock powers (or other appropriate instruments of transfer) duly executed in blank with respect thereto;

          (g) Lender shall have received, in form and substance satisfactory to Lender, a guarantee and debenture by each of Quad Europe, Quad Systems Limited and Quad Systems Holdings Limited in favor of Lender, with respect to the Obligations of Borrower, duly authorized, executed and delivered by each of Quad Europe, Quad Systems Limited and Quad Systems Holdings Limited;

          (h) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

          (i) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and Quad Europe and by warehouses at which Collateral is located;

          (j) the Excess Availability as determined by Lender, as of the date hereof (with Excess Availability calculated for this purpose without regard to any past due trade payables or other obligations), shall be not less than US$3,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (k) Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrower and Quad Europe with respect to the Blocked Accounts as Lender may require pursuant to Section
6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower and Quad Europe;

          (l) Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower are located and lien searches from the appropriate registry in England for Quad Europe, which search results shall be in form and substance satisfactory to Lender;

          (m) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (n) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements, the security interests and liens of Lender with respect to the Collateral (and as to assets and properties of Quad Europe, the fixed and floating charge of Lender with respect thereto) and such other matters as Lender may request; and

          (o) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.


     4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a material adverse effect on the assets or business of Borrower or any Guarantor or would impair the ability of Borrower or any Guarantor to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral; and

          (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.    GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

      5.1 Receivables;

      5.2 all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor, secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4 Inventory;

      5.5 Equipment;

      5.6 Real Property;

      5.7 Records; and

      5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.    COLLECTION AND ADMINISTRATION

     6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated unless and except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within sixty (60) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     6.3 COLLECTION OF ACCOUNTS.

          (a) Borrower shall establish and maintain, at its expense, and shall cause Quad Europe to establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower and Quad Europe shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). All items received or deposited in the Blocked Accounts of Quad Europe shall be transferred on a daily basis to another Blocked Account in the United States and from such Blocked Account in the United States shall be transferred on a daily basis to the Payment Account. Borrower and Quad Europe agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

          (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's reasonable, usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's reasonable, usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Borrower, Quad Europe and all of their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's or Quad Europe's own funds. Borrower and Quad Europe agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligations of Borrower and Quad Europe to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.


      6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: FIRST, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; SECOND, to pay interest due in respect of any Loans; THIRD, to pay principal due in respect of the Loans; and FOURTH, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans. Upon the request of Borrower, amounts received by Lender from Borrower pursuant to the foregoing which are not applied to the Obligations pursuant to the provisions of this Section 6.4 (or held as cash collateral as provided herein) shall, upon the request of Borrower received by Lender on or before 11:00 a.m. New York, New York time on any Business Day, be remitted to

Borrower, PROVIDED, THAT, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing. To the extent Lender receives any payments or collections in respect of the Obligations in a currency other than US Dollars, Lender may, at its option (but is not obligated to), convert such other currency to US Dollars at the Exchange Rate on such date and in such market as Lender may reasonably select (regardless as to whether such rate is the best available rate). Borrower shall pay the costs of such conversion (or Lender may, at its option, charge such costs to the loan account of Borrower maintained by Lender). Payments and collections received in any currency other than in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim or defense of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


      6.5 TAXES.

          (a) Any and all payments by Borrower and Quad Europe to Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrower shall pay all Other Taxes (or Lender may, at its option, pay such Other Taxes and charge the loan account of any Borrower for such amounts so paid).

          (b) Borrower and Quad Europe shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section, but not including Other Taxes that arise as a result of Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within ten (10) days after the date Lender makes written demand therefor. If such Taxes or Other Taxes were not correctly or legally asserted, Lender shall, upon Borrower's request and at Borrower's expense, provide such documents to Borrower, in form and substance satisfactory to Lender, as Borrower may reasonably request, to enable Borrower to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to Borrower (so long as providing such documents shall not, in the good faith determination of Lender, have a reasonable likelihood of resulting in any liability of Lender).

          (c) If Borrower or Quad Europe shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;


              (ii) Borrower or Quad Europe shall make such deductions and withholdings;

              (iii) Borrower or Quad Europe shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

              (iv) Borrower or Quad Europe shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within thirty (30) days after the date of any payment by Borrower or Quad Europe of Taxes or Other Taxes, Borrower or Quad Europe shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

          (e) If Borrower or Quad Europe otherwise would be required to pay additional amounts to Lender pursuant to subsection (c) of this Section, then upon Borrower's written request Lender shall use reasonable efforts at Borrower's expense (consistent with legal and regulatory restrictions) to file such forms or documents and take such other action, including changing the jurisdiction of its lending office so as to eliminate any such additional payment by Borrower or Quad Europe which may thereafter accrue.

     6.6 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York, New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     6.7 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payment to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof (including loans and other transactions with Affiliates permitted under Section 9.12 hereof). None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.    COLLATERAL REPORTING AND COVENANTS

     7.1 COLLATERAL REPORTING.

          (a) Borrower shall provide, and shall cause Quad Europe to provide, Lender with the following documents in a form reasonably satisfactory to Lender:

              (i) on a regular basis as reasonably required by Lender, a schedule of sales made, credits issued and cash received (and including with each such schedule, details of any Receivables which have become, or are purported to be by the account debtor with respect thereto or otherwise, subject to any prohibitions or restrictions on charges or assignments);

              (ii) on a monthly basis or more frequently as Lender may request,
(A) agings of accounts payable (including the status of payments to owners and lessors of the leased premises of Borrower and Quad Europe and warehouses and processors used by Borrower and Quad Europe, (B) agings of accounts receivable (together with a reconciliation to the previous month's aging and to its general ledger), (C) perpetual inventory reports by category and location, (D) a report of amounts of Inventory held by third parties on consignment, as provided to Borrower by such third parties (with a reconciliation to the perpetual inventory report of Borrower), (E) inventory reports broken down into the following categories: Finished Goods, Work-In-Process Finished Goods, Raw Components, Development and Quad Lease inventory (as such categories are defined in the ETV Appraisal), (F) a report of the preferential creditors of Quad Europe under the laws of the United Kingdom substantially in the form of Exhibit B hereto, (G) a list of any creditors of Quad Europe that impose retention of title provisions as part of its condition of supply to Borrower, (H) a report, in form satisfactory to Lender, of Borrowers' aggregate liability under the Copelco Recourse Agreements, (I) a report of amounts of Inventory located at customer locations pursuant to lease or rental arrangements with Borrower or Quad Europe, as lessor, amounts of Inventory located at customer locations for beta-testing, equipment evaluations or as temporary replacement machines and amounts of Inventory located at trade shows and other exhibitions and (J) a report as to the status of the matters referred to in the letter dated January 7, 2000 from Grant Hanessian, Esq. to Edward D. Rodgers, Esq., which letter is annexed hereto as Exhibit 7.1(a)(ii)(J);

              (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower or Quad Europe, as the case may be;

              (iv) such other reports as to the Accounts, Inventory and other Collateral as Lender shall reasonably request from time to time; and

          (b) All of the documents, reports and schedules provided by Borrower to Lender hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules.

          (c) If any of Borrower's or Quad Europe's records or reports of the Accounts, Inventory or other Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes, and shall cause Quad Europe to authorize, such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2 ACCOUNTS COVENANTS.

          (a) Borrower shall notify, and shall cause Quad Europe to notify, Lender promptly of: (i) any material delay in Borrower's or Quad Europe's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor of which Borrower becomes aware, (iii) any event or circumstance which, to Borrower's or Quad Europe's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts and (iv) details of any creditor of Quad Europe whose ordinary terms of business include title retention provisions which are not already specified in Schedule 8.17 hereto. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's or Quad Europe's business, as the case may be. So long as no Event of Default exists or has occurred and is continuing, Borrower and Quad Europe may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) Without limiting the obligation of Borrower or Quad Europe to deliver any other information to Lender, Borrower shall promptly report, and shall cause Quad Europe to promptly report, to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of US$100,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, or shall cause Quad Europe to, as the case may be, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's or Quad Europe's business, as the case may be, in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Borrower shall deliver, and cause Quad Europe to deliver, to Lender, with appropriate endorsement and assignment, with full recourse to Borrower or Quad Europe, as the case may be, all chattel paper and instruments which Borrower or Quad Europe now owns or may at any time acquire immediately upon Borrower's or Quad Europe's receipt thereof, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem in good faith to be necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver, or cause Quad Europe to deliver, to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.


     7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrower shall at all times maintain, and shall cause Quad Europe to at all times maintain, inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's or Quad Europe's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall cause Quad Europe to conduct, a physical count of its respective Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory count shall cause Quad Europe to supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall conduct cycle counting of Inventory, PROVIDED, THAT, at the request of Lender, a physical count of the Inventory of Borrower shall be conducted by Borrower at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (d) Borrower shall not, and shall cause Quad Europe not to, remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except (i) for sales of Inventory in the ordinary course of Borrower's or Quad Europe's business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location, (iii) for Inventory shipped from the manufacturer thereof to Borrower or Quad Europe which is in transit to the locations set forth or permitted herein and (iv) upon at least five (5) days prior written notice to Lender (A) to move Inventory to customer locations pursuant to such customer's lease or rental arrangements with Borrower, as lessor, in the ordinary course of business or to customer locations for beta-testing, equipment evaluations or as temporary replacement machines in the ordinary course of business, or (B) for Inventory to be used at trade shows and other exhibitions in the ordinary course of business, PROVIDED, THAT, (1) such Inventory that is moved or relocated to such customer or trade show locations pursuant to this Section 7.3(d)(iv) shall be excluded from Eligible Inventory, (2) the aggregate Value of such Inventory located at customer locations or trade show locations pursuant to this Section 7.3(d)(iv) shall not exceed, at any one time, $3,000,000, and (3) Borrower files UCC-1 financing statements in the appropriate jurisdictions evidencing customer, as debtor lessee and Borrower, as lessor, in form and substance satisfactory to Lender, which are duly assigned to Lender and in respect of the customer lease arrangements or Inventory that is moved to trade show or exhibition locations, Lender has filed UCC-1 financing statements, naming Borrower, as debtor and Lender, as secured party against the Collateral in the appropriate jurisdiction, PROVIDED, THAT, Borrower shall be obligated to file such UCC-1 financing statements only in the event that the aggregate Value of such Inventory located at any particular customer location or trade show location (other than trade shows in the State of California) pursuant to this
Section 7.3(d)(iv) exceeds $30,000; (e) upon Lender's request, Borrower shall, and shall cause Quad Europe to, at Borrower's expense, no less than twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (f) Borrower shall, and shall cause Quad Europe to, produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not, and shall cause Quad Europe not to, sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory other than pursuant to Borrower's arrangements with Copelco as set forth in the Copelco Recourse Agreements, in effect on the date hereof; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, and shall cause Quad Europe not to, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.


     7.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment and/or the Real Property (other than leased Real Property) in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with all applicable laws; (d) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment replaced (to the extent permitted under Section 9.7(b) herein), repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles or other portable Equipment used by or for the benefit of Borrower in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

     7.5 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received,
(iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents,
(v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.


     7.6 RIGHT TO CURE. Lender may, at its option, upon notice to Borrower, (a) cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after written notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and Quad Europe's books and records, including the Records, and (b) Borrower and Quad Europe shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's and Quad Europe's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

     8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

     8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are set forth on the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below and, with respect to Inventory, subject to the right to relocate such Inventory to such customer locations as Borrower is permitted pursuant to Section 7.3(d)(iv) hereof. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

      8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgage, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5 TAX RETURNS. Borrower has filed, or caused to be filed, and has caused each of its Subsidiaries to file in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 LITIGATION. Except as set forth on Schedule 8.6 hereto, (i) Borrower has received no notice of and has no actual or constructive knowledge of any present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and (ii) Borrower has received no notice of and has no actual or constructive knowledge of any pending action, suit, proceeding or claim by any Person, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement; which, in any of the foregoing events, if adversely determined against Borrower would result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Except as set forth on the Information Certificate or as otherwise disclosed in the Schedules attached hereto: (i) Borrower nor any of its Subsidiaries is in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and (ii) to the best of Borrower's knowledge, Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

     8.8 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth on Schedule 8.8 hereto, to the best of Borrower's knowledge: (i) neither Borrower nor any of its Subsidiaries have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates, in any material respects any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and (ii) the operations of Borrower and each of its Subsidiaries complies in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 8.8 hereto, Borrower has not received any notice of and has no actual or constructive knowledge of any investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law in any material respect, by Borrower or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which has a material adverse effect on the Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

          (c) To the best of Borrower's knowledge, Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Except as set forth on Schedule 8.8 hereto, to the best of Borrower's knowledge Borrower and its Subsidiaries have all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any applicable Environmental Law and all of such material licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.


     8.9 EMPLOYEE BENEFITS.

          (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of the knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or to the best of the knowledge of Borrower or any Guarantor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or other violation of the fiduciary responsibility rules by Borrower and its ERISA Affiliates with respect to any Plan, except for those rules for which a statutory or administrative exemption exists.

          (c) No ERISA Event has occurred or is reasonably expected to occur.

          (d) Borrower and its ERISA Affiliates do not participate in a Multi-employer plan and do not maintain any Plan subject to Title IV of ERISA.

     8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

     8.11 INTELLECTUAL PROPERTY. Borrower and its Subsidiaries own or license or otherwise have the right to use all Intellectual Property necessary for the operation of its business as presently conducted or as proposed to be conducted. As of the date hereof, Borrower and its Subsidiaries do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and have not granted any licenses with respect thereto other than as set forth in Schedule
8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. Except as set forth in Schedule 8.11 hereto, to the best of Borrower's knowledge no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or any of its Subsidiaries infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or, to the best knowledge of Borrower, threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 sets forth all of the material agreements or other arrangements of Borrower and its Subsidiaries pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower and its Subsidiaries as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to, incorporated in or used in connection with the manufacture of any Eligible Inventory or collective of any Receivables, except to the extent permitted under the term of the license agreements listed on
Schedule 8.11 hereto.


      8.12 CAPITALIZATION.

          (a) All of the issued and outstanding shares of Guarantors and all of such Capital Stock has been duly authorized and is fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

          (b) Borrower, Quad Europe and Borrower and its Subsidiaries, on a consolidated basis, are solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, are able to pay their debts as they mature and have (and have reason to believe they will continue to have) sufficient capital (and not unreasonably small capital) to carry on their business and all businesses in which they are about to engage. The assets and properties of Borrower at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or mature liability.

     8.13 LABOR DISPUTES.

     (a) There are no collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

     (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of the knowledge of Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of the knowledge of Borrower, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of the knowledge of Borrower, threatened against Borrower.

     8.14 CORPORATE NAME; PRIOR TRANSACTIONS. Borrower has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

     8.15 RESTRICTIONS ON SUBSIDIARIES. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral or in any other property which is security for the Obligations.

     8.16 MATERIAL CONTRACTS. Schedule 8.16 hereto sets forth all Material Contracts to which Borrower or Quad Europe is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Except as disclosed in Schedule 8.16 hereto, Borrower and Quad Europe are not in breach of or in default under any Material Contract and neither has received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.17 RETENTION OF TITLE. Schedule 8.17 hereto contains a list detailing all creditors of Quad Europe as of the date hereof, if any, whose standard conditions of supply include retention of title or "Romalpa" provisions.

     8.18 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

     8.19 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1 MAINTENANCE OF EXISTENCE. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts to the extent necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

     9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.


     9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC.ETC.

          (a) Borrower shall, and shall cause each of its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe, in all material respects, all requirements of any foreign, Federal, State or local Governmental Authority applicable to it, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all applicable statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all applicable Environmental Laws. In no event shall Borrower and its Subsidiaries be required to pay more than US$3,000,000 in order to comply with all applicable Environmental Laws during the term of the Agreement.

          (b) At the reasonable request of Lender, or in any event to the extent required by applicable law, Borrower shall, and cause each of its Subsidiaries to, establish and maintain, at its expense, a system to assure and monitor its continued material compliance with all applicable material Environmental Laws in all of its operations, which system shall include annual reviews of such material compliance by employees or agents of Borrower and its Subsidiaries who are familiar with the requirements of applicable material Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower and its Subsidiaries shall respond as required by any applicable Environmental Law to any material non-compliance with any of the applicable Environmental Laws in a commercially reasonable period of time and shall report to Lender on such response.

          (c) Borrower shall, and shall cause each of its Subsidiaries to, give notice to Lender promptly upon Borrower's or any of its Subsidiaries' receipt of any notice of, or Borrower's or any of its Subsidiaries' otherwise obtaining actual knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower in any material respect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Law in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

          (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower or any of its Subsidiaries in order to avoid any material non-compliance, with any applicable Environmental Law, Borrower shall, and shall cause each of its Subsidiaries to, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Borrower and Lender to conduct such tests of the site where Borrower's or any of its Subsidiaries' material non-compliance or alleged material non-compliance with such applicable Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Lender a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems in material violation of applicable Environmental Law described therein, if any, including an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such material non-compliance, or Borrower's and its Subsidiaries' response thereto or the estimated costs thereof, shall change in any material respect.

          (e) Borrower shall, and shall cause each of its Subsidiaries to, indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns in their capacity as such to the extent directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of (individually and collectively referred to as "Release") a Hazardous Material on any Real Property, including, without limitation, the costs of any repair, cleanup or other remedial work required under any applicable Environmental Law or by any Governmental Authority with respect to any Real Property and the preparation and implementation of any closure, remedial or other required plans.

     9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any Other Taxes imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained in this Agreement shall be construed to require Borrower or any Subsidiary to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 INSURANCE.

          (a) Borrower shall, and shall cause each of its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates.

          (b) At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may in good faith determine or hold such proceeds as cash collateral for the Obligations.

     9.6 FINANCIAL STATEMENTS AND OTHER INFORMATION.

          (a) Borrower shall, and shall cause each of its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries, all in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i)(A) within fifteen (15) days after the end of the first and second fiscal month of each fiscal quarter and (B) within twenty-five
(25) days after the end of the third fiscal month of each fiscal quarter, as to both clauses (a)(i)(A) and (a)(i)(B) hereof, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct in all material respects by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenant set forth in Sections 9.18 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrower shall, as soon as available, but in any event no later than the fifteenth (15th) day after the end of each month, deliver to Lender a report certified by the chief financial officer or other applicable officer of Borrower, in form and substance satisfactory to Lender, setting forth the aggregate amount of all loans, dividends, distributions, management fees, guaranties, investments, capital contributions or other payments (however characterized or described) made by Borrower during the immediately preceding month.

          (c) Borrower shall promptly notify Lender in writing of the details of
(i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of US$500,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of a material violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

          (d) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (e) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Government Authority or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

      9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except, THAT,

              (i) Borrower may merge with and into or consolidate with any Guarantor organized under the laws of any State of the United States of America, PROVIDED, THAT, each of the following conditions is satisfied as determined by
Lender: (A) Lender shall have received not less than thirty (30) days prior written notice of the intention of Borrower and such Guarantor to so merge or consolidate and such information with respect thereto as Lender may request, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation to be filed with each appropriate Secretary of State or other Governmental Authority (and promptly after such merger or consolidation is effective, as such certificate or certificates of merger or consolidation have been filed with each appropriate Secretary of State or other Governmental Authority), (D) the surviving entity of such consolidation or merger shall be Borrower, (E) Borrower shall, immediately before and immediately after giving effect to such transaction or series of transactions have a tangible net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the tangible net worth it had immediately prior to such transaction or series of transactions, and (F) Borrower shall not become obligated with respect to any Indebtedness, nor any of its property become subject to any lien, pursuant to such merger or consolidation unless Borrower could incur such Indebtedness or create such lien hereunder or under the other Financing Agreements;

              (ii) any Guarantor may merge with and into or consolidate with any other Guarantor organized under the laws of any State of the United States of America, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (A) Lender shall have received not less than thirty (30) days prior written notice of the intention of such Guarantors to so merge or consolidate and such information with respect thereto as Lender may request, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation to be filed with each appropriate Secretary of State or other Governmental Authority (and promptly after such merger or consolidation is effective, as such certificate or certificates of merger or consolidation have been filed with each appropriate Secretary of State or other Governmental Authority), and (D) the surviving entity shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and the Financing Agreements to which it and the Guarantor with which it has merged or consolidated is or were a party, and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith; or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

              (i) sales of Inventory in the ordinary course of business,

              (ii) the disposition of worn-out or obsolete Equipment so long as
(A) the aggregate amount of the proceeds of all such sales shall not exceed US$500,000, (B) such sales shall be at and on commercially reasonable prices and terms in BONA FIDE arm's length transactions with persons who are not Affiliates of Borrower, (C) the proceeds from such sales shall be remitted directly to First Union National Bank, to the extent that the Indebtedness evidenced by the Term Loan Note has not been paid in full, but otherwise directly to Lender and shall be applied to the Obligations in such order and manner as Lender shall determine or at any time on or after the occurrence of an Event of Default (without limiting the rights of Lender with respect thereto), at the option of Lender, held as cash collateral for the Obligations and (D) as of the date of any such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing, provided, that, so long as each of the conditions set forth in clauses (A) through (E) above (inclusive) are satisfied as determined by Lender, as to each such sale, Lender shall upon the written request of Borrower, at the expense of Borrower, execute and deliver to Borrower such partial releases, in form and substance satisfactory to Lender, to evidence the release of any such assets so sold by Borrower from the security interests granted by Borrower to Lender under this Agreement, such release to only be effective upon the consummation of such sale and the satisfaction of each of the conditions set forth in clauses (A) through
(E) above (inclusive) with respect thereto,

              (iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale,
(B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; and except that Borrower may issue Capital Stock in accordance with the terms of Borrower's Stock Option Plans and Employee Stock Purchase Plans, each as in effect on the date hereof provided, THAT, (1) in no event shall Borrower be required to issue, or shall Borrower or Guarantor issue, Capital Stock pursuant to such stock option plan which would result in a Change of Control or other Event of Default and (2) Borrower shall give Lender prior written notice of the material terms of such stock option plan and such other information with respect thereto as Lender may reasonably request; or

          (c) form or acquire any Subsidiaries other than those listed on the Information Certificate;

          (d) wind up, liquidate or dissolve; or

          (e) agree to do any of the foregoing.

     9.8 ENCUMBRANCES. Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, EXCEPT:

          (a)  the security interests and liens of Lender;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business (including carriers', ware-housemen's, materialmen's, landlord's and mechanics' liens) to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

          (f) pledges and deposits of cash by Borrower and its Subsidiaries after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower and its Subsidiaries as of the date hereof;

          (g) pledges and deposits of cash by Borrower and its Subsidiaries after the date hereof in the ordinary course of business in respect of obligations of Borrower under any operating lease of real or personal property;

          (h) pledges and deposits of cash by Borrower after the date hereof to secured the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practice of Borrower and its Subsidiaries as of the date hereof; PROVIDED, THAT, (A) in connection with any performance bonds issued by a surety or other person, not secured solely by the cash deposit, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender and
(B) the aggregate amount of all such pledges and deposits of cash permitted pursuant to Sections 9.8(g) and (h) hereof shall not exceed $250,000 at any time outstanding;

          (i) security interests and liens on the Collateral of First Union National Bank to secure the Indebtedness of Borrower to First Union National Bank permitted under Section 9.9(f) below; and

          (j) the security interests and liens set forth on Schedule 8.4 hereto.

     9.9 INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, EXCEPT:

          (a) the Obligations;

          (b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed US$1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

          (c) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than US$100,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

          (d) Indebtedness of Borrower or its Subsidiaries pursuant to loans permitted under Sections 9.10(f) and (j) hereof.

          (e) the Indebtedness set forth on Schedule 9.9 hereto; PROVIDED, THAT,
(i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

          (f) the Indebtedness of Borrower to First Union National Bank arising pursuant to Term Loan Agreements, PROVIDED, THAT:

                (i) the principal amount of such Indebtedness shall not exceed in the aggregate $1,000,000 after giving effect to the repayments contemplated under Section 6.7 hereof, less the aggregate amount of all repayments or repurchases, whether optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the Term Loan Agreements as in effect on the date hereof,

               (ii) Lender shall have received true, correct and complete copies of the Term Loan Agreements and all other agreements, documents and instruments executed by any Borrower or any Obligor with, to or in favor of First Union National Bank in connection therewith,

               (iii) Borrower may make regularly scheduled payments of principal and interest in respect of the Indebtedness, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the Term Loan Agreements, EXCEPT THAT Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets and properties of Borrower, or to (4) make any provision of the Term Loan Agreements less burdensome or restrictive as to Borrower than that in effect with respect to the Indebtedness on the date hereof, or (B) make any principal payments in respect of or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as permitted in clause (iii) immediately above), and

          (v) Borrower shall furnish to Lender all material notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be.


     9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, EXCEPT:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Revolving Loans are then outstanding, and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, EXCEPT, THAT, even if Revolving Loans are outstanding, Borrower may invest in cash or Cash Equivalents on an overnight basis for cash management purposes;

          (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries listed on the Information Certificate, PROVIDED, THAT, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

          (d) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lender;

          (e) unsecured guarantees by Borrower with respect to the obligations of Subsidiaries of Borrower incurred by such Subsidiaries in the ordinary course of business as conducted on the date hereof and arising pursuant to leases by such Subsidiaries of real property, PROVIDED, THAT, the liability of Borrower pursuant to such guarantees at any time outstanding shall not in the aggregate exceed the US Dollar Equivalent of US $1,000,000 with respect to any leased location;

          (f) unsecured loans by any Subsidiary of Borrower to Borrower existing on the date hereof (as set forth on Schedule 9.10(f) hereto) and after the date hereof, PROVIDED, THAT, as to any such loan, each of the following conditions is satisfied as determined by Lender: (i) the Indebtedness arising pursuant to such loan is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (ii) Lender shall have received, in form and substance reasonably satisfactory to Lender, either (A) a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and Borrower or (B) a promissory note made by Borrower evidencing such Indebtedness which provides for the subordination in right of payment of the Indebtedness of Borrower to such Subsidiary to the prior payment and satisfaction in full of all of the Obligations, (iii) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, except as Lender may otherwise specifically agree in writing, (iv) each month Borrower shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, and (v) Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral duly executed and delivered by Borrower, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require;


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




          (g) unsecured loans by any Subsidiary of Borrower to any other Subsidiary of Borrower after the date hereof, PROVIDED, THAT, as to any such loan, each of the following conditions is satisfied as determined by Lender: (i) each month Borrower shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, (ii) Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral duly executed and delivered by such Subsidiary of Borrower, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require and (iii) the Indebtedness arising pursuant to such loans is permitted under Section 9.9 hereof.

          (h) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

          (i) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; PROVIDED, THAT, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed; and

          (j) loans by Borrower to any Subsidiary of Borrower, PROVIDED, that, as to the making of any such loan, each of the following conditions is satisfied as determined by Lender (i) each month Borrower shall provide to Lender a report in form and substance satisfactory to Lender of the amount of such loans made in the immediately preceding month, any repayments in connection therewith and the outstanding amount thereof as of the last day of the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless, the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower is and shall be Solvent,
(iv) such loans shall be permitted to be made and paid under the laws and regulations applicable to Borrower, and (v) as of the date of the making of any such loan and in each case after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing; and

          (k) loans or advances by Borrower to any of its employees, after the date hereof, or guaranties made by Borrower of indebtedness or obligations of any of its employees not to exceed the principal amount of $50,000 in the aggregate at any time outstanding in the ordinary course of Borrower's business for reasonable and necessary work-related travel, moving, entertainment, employee assistance and other ordinary business expenses to be incurred by such employees in connection with their employment with Borrower, PROVIDED, THAT, as of the date of any such loan or guarantee thereof by Borrower and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

          (l) guarantees by Borrower or any Subsidiary of Borrower made to secure Indebtedness other than as described in Section 9.10(a) and (d), PROVIDED, THAT, such guarantees are made in (i) the ordinary course of business of Borrower with respect to the obligations of Subsidiaries and (ii) do not, when aggregated with (A) the guarantees permitted under Sections 9.10(e) and (l) hereof and (B) the Copelco Repurchase Obligations, exceed $1,000,000 of Indebtedness in the aggregate.

     9.11 DIVIDENDS AND REDEMPTIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT THAT any Subsidiary of Borrower may pay dividends or other distributions in respect of its Capital Stock.

     9.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, EXCEPT:

              (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person, EXCEPT:

                  (A) intercompany sales consistent with current practices in effect on the date hereof,

                  (B) loans and advances permitted under Sections 9.10(f),
(g) and (j); and

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




             (ii) the payments by Borrower to TriMark Investment Corporation of royalties for the licensing of certain trademarks and patents by TriMark Investment Corporation to Borrower arising pursuant to the Trademark License Agreement, dated August 25, 1995, between Borrower and TriMark Investment Corporation and the Patent License Agreement, dated August 25, 1995, between Borrower and TriMark Investment Corporation (as such agreements are amended or supplemented from time to time), PROVIDED, THAT, Borrower shall not make any such payments, unless, as of the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute and Event of Default, shall exist or have occurred;

          (b) make any payments of management, consulting or other fees for management or similar services, any payments of sales commissions or other fees for marketing goods or services, any payments of taxes under any tax sharing agreements, or of any Indebtedness owing to any partner, officer, employee, shareholder, director or other Affiliate of any Borrower or Guarantor, EXCEPT:

              (i) compensation to officers, employees and directors for services rendered to Borrowers, Guarantors or any of their respective Subsidiaries in the ordinary course of business and pursuant to reasonable business judgment,

              (ii) payments by Subsidiaries in respect of the Indebtedness owing to Borrower arising pursuant to loans made by Borrower permitted hereunder,

             (iii) payments by any Subsidiary of Borrower in respect of Indebtedness of such Subsidiary to Borrower.

     9.13 ADDITIONAL BANK ACCOUNTS. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.14 COMPLIANCE WITH ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

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


     9.15 END OF FISCAL YEARS: FISCAL QUARTERS. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on September 30 of each year (or the last Sunday of September of each year as may be required by adherence to a 52-53 week year) and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     9.16 CHANGE IN BUSINESS. Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

     9.17 LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.


     9.18 ADJUSTED TANGIBLE NET WORTH. Borrower shall maintain Adjusted Tangible Net Worth of not less than their respective amount set forth below at all times during each period indicated:

                                           MINIMUM ADJUSTED
          MONTH                           TANGIBLE NET WORTH
          -----                           ------------------

      From January 1, 2000 through and       $11,100,000
      including June 30, 2000

      From July 1, 2000 through and          $12,600,000
      including September 30, 2000

      From October 1, 2000 through and       $13,100,000
      including December 31, 2000

      From January 1, 2001 through and       $13,600,000
      including March 31, 2001

      From April 1, 2001 and for             $14,100,000
      each month thereafter


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


     9.19 YEAR 2000 COMPLIANCE. Borrower shall take, and shall cause each of its Subsidiaries to take, all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software and all computer hardware and software leased or licensed from third parties (and whether supplied by others or with which Borrower's or such Subsidiary's systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, (c) all leap years shall be calculated correctly and (d) the information systems shall otherwise comply with applicable industry standards and regulatory guidelines regarding the change of the century and year 2000 compliance. Borrower shall, and shall cause each of its Subsidiaries to, certify to Lender in writing that its information systems have been modified, updated and programmed as required by this Section. On and after November 30, 1999 the computer-based information systems of Borrower and Guarantors shall be, and with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrower to conduct its business without any adverse effect as a result of the year 2000.

     9.20 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's reasonable and customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) any VAT incurred by Lender; (g) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's and Guarantors' operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office in the United States and at the rate of ,500 per person per day for Lender's examiners in the field and office outside the United States; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.21 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES


     10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) Borrower fails to pay when due any of the Obligations or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.20 and 9.21 of this Agreement and such failure shall continue for ten (10) days; PROVIDED, THAT, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 10.1(a)(i) or Section 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of the US Dollar Equivalent of US$250,000 in any one case or in excess of the US Dollar Equivalent of US$500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time after such thirty (30) days not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

          (e) Borrower or any Obligor dissolves or suspends or discontinues doing business;

          (f) Borrower, Quad Europe, or Borrower and its Subsidiaries on a consolidated basis become insolvent (however defined or evidenced), or Borrower or any Subsidiary of Borrower makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any bankruptcy, insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of the United Kingdom (including the Insolvency Act of 1986) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by Borrower or any Obligor or for all or any part of its property, including, without limitation, if Borrower or any Obligor shall: (i) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, judicial custodian, trustee or liquidator of it or of all or a substantial part of its property and assets, (ii) be unable, or admit in writing its inability, to pay its debts as they become due, or commit any other act of bankruptcy,
(iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

          (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of US$250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of US$500,000;

          (k) any Change of Control;

          (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

          (m) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof which affects the ability of Borrower or such Obligor to repay the Obligations or perform its obligations under this Agreement; or

          (n) there shall be an event of default, after the expiration of any applicable notice and cure period, under any of the other Financing Agreements.

     10.2 REMEDIES.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.


          (c) For the sole purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.


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





          (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

   10.3 CONFESSION OF JUDGEMENT

          (a) Borrower, to the extent permitted by law, and without the further consent of or notice to Borrower, hereby irrevocably and unconditionally authorizes the Prothonontary, Clerk of Court, or any attorney of any court of record in the Commonwealth of Pennsylvania, or any other jurisdiction, as attorney for Borrower to appear for Borrower in such court and confess judgment against Borrower and in favor of Lender, at any time on or after an Event of Default exists or has occurred and is continuing, for all or any portion of the Obligations (including, but not limited to, principal, interest, fees, costs and expenses and including attorneys' fees and legal expenses not to exceed ten (10%) percent of the outstanding and unpaid Obligations), for which this Agreement or a verified copy hereof shall be sufficient warrant. The authority to enter judgment shall not be exhausted by one exercise hereof, but, to the extent permitted by law, shall continue from time to time until final payment and satisfaction in full of all of the Obligations. The foregoing right and remedy is in addition to and not in lieu of any other right or remedy available to Lender under this Agreement, the other Financing Agreements, applicable law or otherwise.


          (b) Borrower, being fully aware of its right to notice and a hearing concerning the validity of any and all claims that may be asserted against Borrower by Lender before a judgment can be entered hereunder or before execution may be levied on such judgment against any and all property of Borrower, hereby waives each of these rights and agrees and consents to judgment being entered by confession in accordance with the terms hereof and execution being levied on such judgment against any and all property of Borrower, in each case without first giving notice and the opportunity to be heard on the validity of the claim or claims upon which such judgment is entered.


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SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW

     11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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




          (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, any and all losses, claims, damages, liabilities, costs or expenses caused by the negligence (but not the gross negligence or wilful misconduct) of Lender or Lender's directors, agents, employees and counsel and further including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


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     11.6 CURRENCY INDEMNITY. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrower will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1 TERM.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously.


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


Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                    AMOUNT                      PERIOD
                    ------                      ------

       (i)     Three (3%) percent of    From the date hereof to and
               the Maximum Credit       including January 7, 2001

       (ii)    Two (2%) percent of      From January 8, 2001 to and
               the Maximum Credit       including January 7, 2002

       (iii)   One (1%) percent of      From January 8, 2002 to and
               the                      Maximum Credit including January 6,
                                        2003 or if the term of this Agreement
                                        is extended, at any time prior to the
                                           end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

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          (d) Notwithstanding anything to the contrary contained in Section
12.1(c) above, in the event of the termination of this Agreement by Borrower prior to the end of the then current term of renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above with the proceeds of initial loans and advances by First Union National Bank to Borrower pursuant to a credit facility provided by First Union National Bank to Borrower, to replace the financing arrangements provided for herein, Borrower shall not be required to pay the early termination fee provided for above.

     12.2 INTERPRETATIVE PROVISIONS.

          (a) All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean "including, without limitation".

          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

          (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.


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


          (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

     12.3 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to a party at its address set forth below, or to such other address as such party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation; PROVIDED, THAT, with respect to any such participation, (a) Lender's obligations under this Agreement shall remain unchanged and (b) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement.

     12.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.






              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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




      IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.



LENDER                                    BORROWER

CONGRESS FINANCIAL CORPORATION            QUAD SYSTEMS CORPORATION


By: /s/ Kathleen Quinn                    By: /s/ Anthony R. Drury
    --------------------------            ---------------------------------

Title: Senior Vice President              Title: Sr. V.P. Finance, CFO


ADDRESS:                                  CHIEF EXECUTIVE OFFICE:

1133 Avenue of the Americas               2405 Maryland Road
New York, New York 10036                  Willow Grove, Pennsylvania 19090
Attention: Mr.  Laurence S.  Forte        Attention: Anthony Drury
Telecopier No.: (212) 545-4555            Telecopier No.: (215) 657-4107



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